--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PACIFIC SCIENTIFIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            KOLLMORGEN CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]
                                                                 Reservoir Place
                                                               1601 Trapelo Road
                                                               Waltham, MA 02154
                                                                  (781) 890-5655

                                                                January 15, 1998

Dear Pacific Scientific Shareholder:

    Thank you for supporting our proposal to call a special meeting of Pacific Scientific's shareholders. On January 8, 1998, we delivered to Pacific Scientific consents from Pacific Scientific shareholders significantly in excess of the 10% required to call the special meeting, and the special meeting has now been scheduled for February 13, 1998. THE SUCCESSFUL CALLING OF THE SPECIAL MEETING WAS THE FIRST STEP IN THE PROCESS OF COMPLETING THE PROPOSED BUSINESS COMBINATION BETWEEN KOLLMORGEN AND PACIFIC SCIENTIFIC.

    At the special meeting, you will be asked to vote on proposals to:

        (i) repeal any and all provisions of the Pacific Scientific bylaws that have not been duly filed with the Securities and Exchange Commission by Pacific Scientific prior to August 11, 1997, including any and all amendments to the Pacific Scientific bylaws adopted on or after December 15, 1997;

        (ii) remove from office the entire Pacific Scientific Board of Directors; and

       (iii) fill the vacancies created thereby by electing to the Pacific Scientific Board six persons nominated by Kollmorgen.

    Kollmorgen expects that, if they are elected, the Kollmorgen nominees will take such actions as may be necessary, subject to their fiduciary duties under applicable law, to consummate the proposed combination.

    To effect the proposed combination, Kollmorgen on December 15, 1997 commenced a tender offer to acquire a majority of Pacific Scientific's outstanding common stock for $20.50 per share in cash. Following successful completion of the tender offer, Kollmorgen and Pacific Scientific would merge, and each remaining share of Pacific Scientific common stock would be exchanged for Kollmorgen common stock with a value of $20.50 per share, subject to a collar.

    KOLLMORGEN IS NOW SEEKING YOUR PROXY TO VOTE FOR THE BYLAW REPEAL PROPOSAL, THE REMOVAL OF THE ENTIRE PACIFIC SCIENTIFIC BOARD AND THE ELECTION OF THE KOLLMORGEN NOMINEES TO THE PACIFIC SCIENTIFIC BOARD. WE HAVE PROVIDED YOU WITH A WHITE FORM OF PROXY FOR USE IN CONNECTION WITH THE SPECIAL MEETING. WE ASK THAT YOU COMPLETE IT, SIGN IT AND RETURN IT TO US IN THE ENVELOPE PROVIDED.

    GRANTING KOLLMORGEN YOUR PROXY IS THE SECOND IMPORTANT STEP IN ENSURING YOUR RIGHT TO RECEIVE $20.50 IN VALUE FOR YOUR PACIFIC SCIENTIFIC COMMON STOCK AND TO PARTICIPATE IN THE PROSPECTS OF THE COMBINED COMPANY.

    Don't let the Pacific Scientific Board stand in the way of your right to receive $20.50 in cash for half of the outstanding Pacific Scientific stock and a meaningful participation in the future growth and success of the combined company. As highlighted in the enclosed proxy statement, Kollmorgen firmly believes that the proposed combination is compelling and offers significant benefits to the shareholders, customers and employees of both companies.

    Enclosed with this letter is a proxy statement/preliminary prospectus, which describes the proposed combination in detail, along with a form of proxy. WE URGE YOU TO READ THE ENCLOSED MATERIALS CAREFULLY.

    Kollmorgen is not currently soliciting proxies for a vote on the proposed merger. You may, however, be asked to vote on the proposed merger in the future. If the tender offer is successful, Kollmorgen will own a majority of the Pacific Scientific shares outstanding on a fully diluted basis and the affirmative vote of Pacific Scientific's shareholders on the proposed merger would be assured.

    PLEASE EXECUTE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO JOIN WITH US IN REPLACING THE PACIFIC SCIENTIFIC BOARD.

    We at Kollmorgen remain excited at the prospect of combining our two fine companies. We very much appreciate your continued support.

                                          Sincerely,
                                          /s/ Gideon Argov
                                          Gideon Argov
                                          CHAIRMAN, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER
                                          Kollmorgen Corporation

IF YOUR SHARES ARE HELD BY YOUR BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE YOUR FORM OF PROXY. CALL YOUR BANK OR BROKER WITH YOUR INSTRUCTIONS TO EXECUTE THE FORM OF PROXY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT GEORGESON & COMPANY INC., WHICH IS ASSISTING US, TOLL FREE AT 1-800-223-2064.

                                       2